UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2013

JBI, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52444	90-0822950
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Iroquois Street Niagara Falls, NY		14303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (716) 278-0015

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 10, 2013,  JBI, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) via live webcast on the Internet.  At the Annual Meeting, the following proposals were submitted to a vote of the stockholders of the Company: (i) the election of two directors to hold office until the Company’s next annual meeting of stockholders or until each of their successors are duly elected and qualified (“Proposal No. 1”); and (ii) the ratification of the appointment of MNP LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (“Proposal No. 2”).  A quorum was present at the Annual Meeting, consisting of holders of 142,914,333 votes of the voting stock of the Company, representing 69.3% of the Company’s outstanding voting power, which were represented in person or by proxy.

Proposal No. 1

Each of Richard W. Heddle and Philip J. Bradley were elected to serve as directors of the Company until the Company’s 2014 annual meeting of stockholders or until their successors are duly elected and qualified. The results of Proposal No. 1 were as follows:

Director Nominee	For	Against/Withheld	Broker Non-Votes
Richard W. Heddle	119,447,076	4,832,684	18,634,573
Philip J. Bradley	119,481,226	4,798,534	18,634,573

Proposal No. 2

The stockholders approved the ratification of MNP LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The results of Proposal No. 2 were as follows:

For	Against	Abstain	Broker Non-Votes
138,118,713	4,718,720	76,900	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBI, Inc.

December 16, 2013	By:	/s/ Nicholas J. Terranova
	Name:	Nicholas J. Terranova
	Title:	Chief Financial Officer

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